Exhibit 10.2

DONEGAL GROUP INC.

2007 EQUITY INCENTIVE PLAN FOR DIRECTORS

1. Purpose.  The purpose this Plan is to enhance the ability of Donegal Group Inc., or the Company, and its subsidiaries and the member companies of the Donegal Insurance Group, or the Group, to attract and retain highly qualified directors, to establish a basis for providing a portion of director compensation in the form of equity and, in doing so, to strengthen the alignment of the interest of directors of the Company and the members of the Group with the interests of the Company’s stockholders.

2. Administration.

(a) Administration by the Board.  The Board of Directors of the Company, or the Board, shall administer this Plan.

(b) Duty and Powers of the Board.  The Board shall have the power to interpret this Plan and the awards granted under this Plan and to adopt rules for the administration, interpretation and application of this Plan. The Board shall have the discretion to determine who will be granted stock options and to determine the number of stock options to be granted to any director, the timing of the grant and the terms of exercise. The Board shall not have any discretion to determine who will be granted restricted stock awards under this Plan.

(c) Compensation; Professional Assistance; Good Faith Actions.  Members of the Board shall not receive any compensation for their services in administering this Plan. The Company shall pay all expenses and liabilities incurred in connection with the administration of this Plan. The Company may employ attorneys, consultants, accountants or other experts. The Board, the Company and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such experts. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all grantees, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, and all members of the Board shall be fully protected and indemnified by the Company in respect to any such action, determination or interpretation.

3. Shares Subject to this Plan.

(a) Shares Authorized.  The shares of stock issuable pursuant to awards shall be shares of Class A Common Stock. The total aggregate number of shares of Class A Common Stock that may be issued under this Plan is 400,000 shares, subject to adjustment as described below. The shares may be authorized but unissued shares or reacquired shares for purposes of this Plan.

(b) Share Counting.  For administrative purposes, when the Board approves an award payable in shares of Class A Common Stock, the Board shall reserve, and count against the share limit, shares equal to the maximum number of shares that may be issued under the award. If and to the extent options granted under this Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any restricted stock awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such awards shall again be available for purposes of this Plan.

(c) Adjustments.  If any change in the number or kind of shares of Class A Common Stock outstanding occurs by reason of:

•	a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares;

•	a merger, reorganization or consolidation;

•	a reclassification or change in par value; or

•	any other extraordinary or unusual event affecting the outstanding Class A Common Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Class A Common Stock is substantially reduced as a result of a spinoff or the Company’s payment of any extraordinary dividend or distribution, the maximum number of shares of Class A Common Stock available for issuance under this Plan, the maximum number of shares of Class A Common Stock for which any individual may receive grants in any year, the kind and number of shares covered by outstanding awards, the kind and number of shares to be issued or issuable under this Plan and the price per share or applicable market value of such grants shall automatically be equitably adjusted to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Class A Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under this Plan and such outstanding grants. Any fractional shares resulting from such adjustment shall be eliminated. Any adjustments to outstanding awards shall be consistent with Section 409A of the Internal Revenue Code of 1986, as amended, or the Code, to the extent applicable.

4. Eligibility for Participation.  Each director of the Company and each director of a member of the Group who is not eligible to receive stock options under the Company’s Equity Incentive Plan for Employees shall be eligible to receive stock options under this Plan. Each director of the Company and each director of the member companies of the Group shall be eligible to receive restricted stock awards under this Plan.

5. Awards.  Awards under this Plan may consist of stock options as described in Section 7 and restricted stock awards as described in Section 8. Each award shall be evidenced by a written agreement.

6. Definition of Fair Market Value.  For purposes of this Plan, “fair market value” shall mean the last sales price of a share of Class A Common Stock on the NASDAQ Stock Market, or Nasdaq, on the day on which fair market value is being determined, as reported by Nasdaq. In the event that there are no transactions in shares of Class A Common Stock on Nasdaq on such day, the fair market value will be determined as of the immediately preceding day on which there were transactions in shares of Class A Common Stock on that exchange. If shares of Class A Common Stock are not listed by Nasdaq, the Board shall determine the fair market value pursuant to Section 422 of the Code.

7. Stock Options.

(a) Granting of Stock Options.  The Board may grant stock options to an outside director upon such terms as the Board deems appropriate under this Section 7.

(b) Type of Stock Option and Price.  The Board may grant stock options to purchase Class A Common Stock that are not intended to qualify as incentive stock options within the meaning of Section 422 of the Code. The Board shall determine the exercise price of shares of Class A Common Stock subject to a stock option, which shall be equal to or greater than the fair market value of a share of Class A Common Stock on the date of grant.

(c) Exercisability of Stock Options.  Each stock option agreement shall specify the period or periods of time within which a grantee may exercise a stock option, in whole or in part, as determined by the Board. No grantee may exercise a stock option after ten years from the grant date of the stock option. The Board may accelerate the exercisability of any or all outstanding stock options at any time for any reason.

(d) Rights upon Termination of Service.  Upon an grantee’s termination of service as an outside director, as a result of resignation, failure to be re-elected, removal for cause or any reason other than death, the grantee shall have the right to exercise the stock option during its term within a period of three years after such termination to the extent that the stock option was exercisable at the time of termination, or within such other period, and subject to such terms and conditions, as may be specified by the Board. In the event that a grantee dies prior to the expiration of his or her stock option and without having fully exercised his or her stock option, the grantee’s representative or successor shall have the right to exercise the stock option during its term within a period of one year after the grantee’s death to the extent that the stock option was exercisable at the time of death, or within such other period, and subject to such terms and conditions, as may be specified by the Board.

(e) Exercise of Stock Options.  A grantee may exercise a stock option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The grantee shall pay the exercise price for the stock option:

•	in cash;

•	by delivery of shares of Class A Common Stock at fair market value, shares of Class B Common Stock at fair market value, or a combination of those shares, as the Board may determine from time to time and subject to the terms and conditions as the Board may prescribe;

•	by payment through a brokerage firm of national standing whereby the grantee will simultaneously exercise the stock option and sell the shares acquired upon exercise through the brokerage firm and the brokerage firm shall remit to the Company from the proceeds of the sale of the shares the exercise price as to which the option has been exercised in accordance with the procedures permitted by Regulation T of the Federal Reserve Board; or

•	by any other method authorized by the Board.

The Company must receive payment for the shares acquired upon exercise of the stock option, and any required withholding taxes and related amounts, by the time specified by the Board depending on the type of payment being made, but in all cases prior to the issuance of the shares.

8. Restricted Stock Awards.

(a) Granting of Awards.  Each director of the Company and each director of Donegal Mutual shall be granted an annual restricted stock award consisting of 311 shares of Class A Common Stock, except that a person who serves as a director on both boards shall receive only one annual grant. The restricted stock awards shall be made on the first business day of January in each year, commencing January 2, 2008, provided that the director served as a member of the Board or of the board of directors of a member of the Group during any portion of the preceding calendar year.

(b) Terms of Restricted Stock Awards.  Each restricted stock award agreement shall contain such restrictions, terms and conditions as are required by this Plan:

•	The shares of Class A Common Stock comprising the restricted stock awards may not be sold or otherwise transferred by the grantee until one year after the date of grant. Although the shares of Class A Common Stock comprising each restricted stock award shall be registered in the name of the grantee, the Company reserves the right to place a restrictive legend on the stock certificate. None of such shares of Class A Common Stock shall be subject to forfeiture.

•	Subject to the restrictions on transfer set forth in this Section 8(b), a grantee shall have all the rights of a stockholder with respect to the shares of Class A Common Stock issued pursuant to restricted stock awards made under this Plan, including the right to vote the shares and receive all dividends and other distributions paid or made with respect to the shares.

•	In the event of changes in the capital stock of the Company by reason of stock dividends, split-ups or combinations of shares, reclassifications, mergers, consolidations, reorganizations or liquidations while the shares comprising a restricted stock award shall be subject to restrictions on transfer, any and all new, substituted or additional securities to which the grantee shall be entitled by reason of the ownership of a restricted stock award shall be subject immediately to the terms, conditions and restrictions of this Plan.

•	If a grantee receives rights or warrants with respect to any shares comprising a restricted stock award, such rights or warrants or any shares or other securities acquired by the exercise of such rights or warrants may be held, exercised, sold or otherwise disposed of by the grantee free and clear of the restrictions and obligations set forth in this Plan.

9. Date of Grant.  The grant date of a stock option under this Plan shall be the date of the Board’s approval or such later date as may be determined by the Board at the time it authorizes the grant. The Board may not make retroactive grants of stock options under this Plan. The Company shall provide notice of the grant to the grantee within a reasonable time after the grant date.

10. Requirements for Issuance of Shares.  The Company will not issue shares of Class A Common Stock in connection with any award under this Plan until all legal requirements applicable to the issuance of the shares have been complied with to the satisfaction of the Board. The Board shall have the right to condition any award made to any director on the director’s undertaking in writing to comply with the restrictions on his or her subsequent disposition of shares subject to the award as the Board shall deem necessary or advisable, and certificates representing those shares may be legended to reflect any such restrictions. Certificates representing shares of Class A Common Stock issued under this Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed on the certificate.

11. Withholding.  The Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate for shares of Class A Common Stock. If and to the extent authorized by the Board, in its sole discretion, a grantee may make an election, by means of a form of election to be prescribed by the Board, to have shares of Class A Common Stock that are acquired upon exercise of a stock option withheld by the Company or to tender other shares of Class A Common Stock or other securities of the Company owned by the grantee to the Company at the time of exercise of a stock option to pay the amount of tax that would otherwise be required by law to be withheld by the Company. Any such election shall be irrevocable and shall be subject to termination by the Board, in its sole discretion, at any time. Any securities so withheld or tendered will be valued by the Board as of the date of exercise.

12. Transferability of Awards.  Only the grantee of an award may exercise rights under the award grant during the grantee’s lifetime, and a grantee may not transfer those rights except by will or by the laws of descent and distribution. When a grantee dies, the personal representative or other person entitled to succeed to the rights of the grantee may exercise those rights. Any successor to a grantee must furnish proof satisfactory to the Company of his or her right to receive the award under the grantee’s will or under the applicable laws of descent and distribution. Except as stated in this Section 12, no stock option or interest therein and, for a period of one year after the date of grant, no restricted stock award or any interest therein, shall be subject to the debts, contracts or engagements of the grantee or his or her successors in interest, nor shall they be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition is voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings, including bankruptcy, and any attempted disposition thereof shall be null and void and of no effect.

13. Amendment and Termination of this Plan.

(a) Amendments.  The Board may amend or terminate this Plan at any time, except that the Board shall not amend this Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. The Board may not, without the consent of the grantee, negatively affect the rights of a grantee under any award previously granted under this Plan.

(b) No Repricings Without Stockholder Approval.  The Board may not reprice stock options, nor may the Board amend this Plan to permit repricing of stock options unless the stockholders of the Company provide prior approval for the repricing.

(c) Termination.  This Plan shall terminate on April 19, 2017, unless the Board earlier terminates this Plan or the term is extended with the approval of the stockholders of the Company. The termination of this Plan shall not impair the power and authority of the Board with respect to an outstanding award.

14. Reservation of Shares.  The Company, during the term of this Plan, shall at all times reserve and keep available the number of shares of Class A Common Stock needed to satisfy the requirements of this Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability for the failure to issue or sell any shares as to which the requisite authority shall not have been obtained.

15. No Prohibition on Corporate Action.  No provision of this Plan shall be construed to prevent the Company or any officer or director of the Company from taking any action deemed by the Company or such officer or director to be appropriate or in the Company’s best interest, whether or not such action could have an adverse effect on this Plan or any awards granted under this Plan, and no grantee or grantee’s estate, personal representative or beneficiary shall have any claim against the Company or any officer or director thereof as a result of the taking of the action.

16. Indemnification.  With respect to the administration of this Plan, the Company shall indemnify each present and future member of the Board against, and each member of the Board shall be entitled without further action on such member’s part to indemnity from the Company for, all expenses, including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself, reasonably incurred by him or her in connection with or arising out of, any action, suit or proceeding in which he or she may be involved by reason of being or having been a member of the Board, whether or not he or she continues to be such member at the time of incurring such expenses; provided, however, that this indemnity shall not include any expenses incurred by any such member of the Board (i) in respect of matters as to which he or she shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his or her duty as such member of the Board or (ii) in respect of any matter in which any settlement is effected for an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth in this Section 16 shall be available to or enforceable by any such member of the Board unless, within 60 days after institution of any such action, suit or proceeding, he or she shall have offered the Company in writing the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board and shall be in addition to all other rights to which such member may be entitled as a matter of law, contract or otherwise.

17. Miscellaneous Plan Provisions.

(a) Compliance with Plan Provisions.  No grantee or other person shall have any right with respect to this Plan, the Class A Common Stock reserved for issuance under this Plan or in any award until a written agreement shall have been executed by the Company and the grantee and all the terms, conditions and provisions of this Plan and award applicable to the grantee have been met.

(b) Approval of Counsel.  In the discretion of the Board, no shares of Class A Common Stock, other securities or property of the Company or other forms of payment shall be issued hereunder with respect to any award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

(c) Compliance with Rule 16b-3.  To the extent that Rule 16b-3 under the Securities Exchange Act of 1934, as amended, applies to awards granted under this Plan, it is the intention of the Company that this Plan comply in all respects with the requirements of Rule 16b-3, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that if this Plan shall not so comply, whether on the date of adoption or by reason of any later amendment to or interpretation of Rule 16b-3, the provisions of this Plan shall be deemed to be automatically amended so as to bring them into full compliance with that rule.

(d) Section 409A Compliance.  This Plan is intended to comply with the requirements of Section 409A of the Code and the regulations issued thereunder. To the extent of any inconsistencies with the requirements of Section 409A, this Plan shall be interpreted and amended in order to meet the requirements of Section 409A. Notwithstanding anything contained in this Plan to the contrary, it is the intent of the Company to have this Plan interpreted and construed to comply with any and all provisions Section 409A including any subsequent amendments, rulings or interpretations from appropriate governmental agencies.

(e) Effects of Acceptance of the Award.  By accepting any award or other benefit under this Plan, each grantee and each person claiming under or through the grantee shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Board or its delegates.